UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 26, 2011

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Michael Owens Way
Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 26, 2011, Owens-Illinois, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter ended September 30, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Additional financial information, posted to the Company’s web site, is attached hereto as Exhibit 99.2.

ITEM 5.02.            DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 26, 2011, the Company entered into an amended and restated employment agreement with Mr. Al Stroucken pursuant to which the terms of his employment will be governed for the period January 1, 2012 through June 30, 2016, when Mr. Stroucken plans to retire.  This amended and restated agreement will substantially continue the same terms and provisions of his current agreement, which were previously described in an 8-K/A filed on November 28, 2006, except as follows:

•                  He will no longer have the right to severance upon non-renewal of the agreement;

•                  Following a change in control, his severance in the event of his termination without cause or constructively for good reason is increased to three times his base salary and target bonus from two times his base salary and target bonus;

•                  Previously, he voluntarily gave up his right to all tax gross ups and his rights to receive home security services from the Company, which are now reflected in the agreement;

•                  The potential reimbursement on his home sale loss will be capped at the lesser of $240,000 or 20% of the appraised value of the home at the time of termination, and such protection applies only if he were to sell the home within two years following his termination;

•                  He will be allowed to use the Company’s aircraft for personal use in excess of 50 hours a year, but only if he reimburses the Company for the cost of such use; and

•                  In the event he would be subject to excess parachute taxes in connection with a change in control, either all payments to which he would be entitled will be paid, or the payments will be reduced to an amount that he will no longer be subject to such excess parachute taxes, whichever produces the highest after-tax benefits to him.

Under the terms of the new agreement Mr. Stroucken’s base salary will be $1,049,000 per year, and his target bonus will continue to be 150% of his base salary, with a maximum bonus of 300% of base salary.  He will continue to participate in the Company’s equity and employee benefit plans upon the same terms as other senior executives.  If he is terminated without cause during the term of his new agreement he will receive the same severance as under his current agreement, equal to two times his base salary and target bonus (payable over 24 months) plus continued health coverage for up to 24 months, or until he obtains coverage under another health plan.  If the Company is prohibited from providing such continued health benefits under health care reform laws, then the Company will pay him a lump sum cash value equal to 24 months of the premiums.  All severance payments are conditioned upon his execution of a release and continued compliance with 2 year non-compete and nonsolicitation covenants, as well as confidential information covenant.  The Company also agreed to reimburse Mr. Stroucken for up to $25,000 in legal fees incurred in connection with the renegotiation of his employment agreement.  Certain other technical changes were made to the amended and restated agreement to comply with the tax laws under Section 409A of the Internal Revenue Code and to eliminate references to historical equity grants and other benefits the receipt of which is subject to conditions that have been or will be satisfied in full before the new agreement becomes effective.

The foregoing description of the amended and restated employment agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Letter Agreement between Owens-Illinois, Inc. and Albert P.L. Stroucken

99.1	Press Release dated October 26, 2011, announcing results of operations for the quarter ended September 30, 2011

99.2	Additional financial information — quarter ended September 30, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: October 26, 2011	By:	/s/ Edward C. White
	Name:	Edward C. White
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Letter Agreement between Owens-Illinois, Inc. and Albert P.L. Stroucken

99.1	Press Release dated October 26, 2011, announcing results of operations for the quarter ended September 30, 2011

99.2	Additional financial information — quarter ended September 30, 2011